Exhibit 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statements No. 333-55218 and No. 333-45560 of Brek Energy Corporation (formerly First Ecom.com, Inc.) on Form S-3 and on Form S-8, respectively, of our report dated March 20, 2002, except for note 20(f), as to which the date is April 8, 2002, appearing in this Annual Report on Form 10-K/A of Brek Energy Corporation for the year ended December 31, 2001.


Deloitte Touche Tohmatsu
Hong Kong
May 13, 2002